As filed with the Securities and Exchange Commission on February 22, 2001
                                                     Registration No. 333-______
     -----------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933
                      -------------------------------------
                                ABLE ENERGY, INC.
             (Exact name of registrant as specified in its charter)

              Delaware                                  22-3520840
       (State or other jurisdiction          (IRS Employer Identification No.)
        of incorporation or organization)

                    344 Route 46, Rockaway, New Jersey 07866
               (Address of principal executive offices) (Zip Code)

                                 (973) 625-1012
                  ---------------------------------------------
                             1999 Stock Option Plan
                                       and
                              2000 Stock Bonus Plan
                  ---------------------------------------------
                               Timothy Harrington
                             Chief Executive Officer
                    344 Route 46, Rockaway, New Jersey 07866
                     (Name and address of agent for service)

                                 (973) 625-1012
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE
     -----------------------------------------------------------------------
                                               Proposed       Proposed
         Title of                              Maximum        Maximum
         Securities           Amount           Offering       Aggregate         Amount of
         to be                to be            Price          Offering          Registration
         Registered           Registered (1)   Per Share (2)  Price(2)          Fee
         ----------           -----------      ------------   ----------        -----------
         Common Stock         700,000          $3.00          $2,100,000        $ 525.00
         $0.001 par value     shares (3)

         Common Stock         350,000          $3.00          $1,050,000        $ 262.50
         $0.001 par value     shares (4)
     -----------------------------------------------------------------------
                                                                                =======
                                                Total Registration Fee:         $ 787.50


(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 1999 Stock Option Plan and the 2000 Stock Bonus Plan, by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock of Able Energy, Inc.

(2) Calculated solely for purposes of this offering under Rule 457(c) of the Securities Act of 1933, as amended, on the basis of the average of the high and low selling prices per share of Common Stock of Able Energy, Inc. on February 15, 2000, as reported on the OTC Electronic Bulletin Board.

(3) Represents shares underlying options that may be issued pursuant to the registrant's 1999 Stock Option Plan.

(4) Represents shares that may be issued pursuant to the registrant's 2000 Stock Bonus Plan.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS


Item 1.  Plan Information.

         The documents containing the information specified in Item 1 will be sent or given to the registrant's employees that are eligible to participate in the 1999 Stock Option Plan or 2000 Stock Bonus Plan.


Item 2.  Registrant Information and Employee Plan Annual Information.

         The documents containing the information specified in Item 2 will be sent of given to the registrant's employees that are eligible to participate in the 1999 Stock Option Plan or 2000 Stock Bonus Plan.


                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.   Incorporation of Documents by Reference.

         The Registrant hereby incorporates by reference into this Registration Statement the documents listed below. In addition, all documents subsequently filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents:

o Reference is made to the Registrant's annual report on Form 10-KSB, as filed with the SEC on March 30, 2000, which is hereby incorporated by reference.

o Reference is made to the Registrant's quarterly report on Form 10-QSB, as filed with the SEC on May 15, 2000, and amended on May 24, 2000, which is hereby incorporated by reference.

o Reference is made to the Registrant's quarterly reports on Form 10-QSB, as filed with the SEC on August 14, 2000, and November 14, 2000, respectively, which are hereby incorporated by reference.

o                 Reference  is  made  to the  description  of the  Registrant's securities contained in the Registrant's registration statement on Form SB-2, as filed with the SEC on July 15, 1998, and amendments thereto filed on November 6, 1999, April 15, 2000, and May 17, 2000, respectively.


Item 4.  Description of Securities.

         Common stock, $0.001 par value per share.


Item 5.  Interests of Named Experts and Counsel.

         Not applicable.


Item 6.  Indemnification of Directors and Officers.

         The registrant's Certificate of Incorporation eliminates, to the fullest extent permitted by law, the liability of its directors to the registrant and its stockholders for monetary damages for breach of the directors' fiduciary duty. This provision is intended to afford the registrant's directors the benefit of the Delaware General Corporation Law, which provides that directors of Delaware corporations may be relieved of monetary liability for breach of their fiduciary duty of care, except under certain circumstances involving breach of a director's duty of loyalty, acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law or any transaction from which the director derived an improper personal benefit.

         The By-laws of the registrant provide that the registrant shall indemnify to the fullest extent permitted by Delaware law directors and officers (and former officers and directors) of the registrant. Such indemnification includes all costs and expenses and charges reasonably incurred in connection with the defense of any civil, criminal or administrative action or proceeding to which such person is made a party by reason of being or having been an officer or director of the registrant if such person was substantially successful on the merits in his or her defense of the action and he or she acted honestly and in good faith with a view to the best interests of the registrant, and if a criminal or administrative action that is enforced by a monetary penalty, such person had reasonable grounds to believe his or her conduct was lawful.


Item 7.  Exemption From Registration Claimed.

         Not applicable.


Item 8.  Exhibits.

EXHIBIT NUMBER    EXHIBIT

         4.1               1999 Stock Option Plan.

         4.2               2000 Stock Bonus Plan.

         5.1               Opinion of Sichenzia Ross & Friedman, LLP.

         23.1              Consent of Simontacchi & Company LLP.

         23.2              Consent of Sichenzia Ross & Friedman, LLP is contained in Exhibit 5.1.

         24.1              Power of Attorney (included in the Signature Page).


Item 9.  Undertakings.

     (a) The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

     To  include  any  material   information   with  respect  to  the  plan  of
distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new
Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Rockaway, State of New Jersey, on this 19th day of February 2001.

                                       ABLE ENERGY, INC.

                             By: /s/ TIMOTHY HARRINGTON
                                     Timothy Harrington, Chief Executive Officer


                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

            That the undersigned officers and directors of Able Energy, Inc., a Delaware corporation, do hereby constitute and appoint Timothy Harrington the lawful attorney in-fact and agent with full power and authority to do any and all acts and things and to execute any and all instruments which said attorney and agent, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that said attorney and agent, shall do or cause to be done by virtue thereof. This Power of Attorney may be signed in several counterparts.

            IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

            Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


SIGNATURE                           TITLE                                       DATE

/s/ TIMOTHY HARRINGTON     Chief Executive Officer, Secretary and Chairman      February 20, 2001
Timothy Harrington

/s/ CHRISTOPHER P. WESTAD  President, Chief Financial Officer and Director      February 20, 2001
Christopher P. Westad

/s/ JAMES PURCARO          Director                                             February 20, 2001
James Purcaro

/s/ GREGORY SICHENZIA      Director                                             February 20, 2001
Gregory Sichenzia

/s/ PATRICK O'NEILL        Director                                             February 20, 2001
Patrick O'Neill
